CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                               POWER DIRECT, INC.


     Power Direct, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

                              DOES HEREBY CERTIFY:

     That at a meeting of the Board of Directors of Power Direct, Inc. on September 30, 1994 resolutions were duly adopted setting forth the proposed amendments of the Certificate of Incorporation of the corporation, declaring said corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

     RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the corporation to an "open" corporation and deleting "a close corporation" from the header.

     RESOLVED, that the Article thereof number "FOURTH" so that, as amended, said Article shall be and read as follows:

     "The amount of total authorized shares of stock of this corporation is 25,000,000 shares of $.000l par value."

     RESOLVED, that the corporation delete Articles Six through Eight from the original Articles dated September 13, 1993, and renumber Article Nine as number Six.

     That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     That said  amendment was duly adopted in accordance  with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

     That the capital of the corporation shall not be reduced under or by reason of said amendments.

     IN WITNESS WHEREOF, said Board of Directors has caused this certificate to be signed by Maria Contreras, Secretary of the corporation this 3Oth day of September, 1994.


                           [SEAL]               /s/  Maria Contreras
                                                -------------------------------
                                                Maria Contreras, Secretary

   STATE OF DELAWARE
  SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 07/30/1998
  981299289 - 2350791



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